================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                AMENDMENT TO CURRENT REPORT PURSUANT TO SECTION
              13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported) AUGUST 13, 1998


                        COMMISSION FILE NUMBER 0-27830

                        ------------------------------

                                  LYCOS, INC.
            (Exact name of registrant as specified in its charter)



                  DELAWARE                              04-3277338
      (State or other jurisdiction of       (IRS Employer Identification No.)
       incorporation or organization)




                400-2 TOTTEN POND ROAD, WALTHAM, MA  02451-2000
         (Address of principal executive offices, including Zip Code)

                                (781) 370-2700
             (Registrant's telephone number, including area code)

================================================================================

      The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of the Current Report on Form 8-K filed by the Registrant on August 13, 1998 as set forth in the pages attached hereto:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  ------------------------------------------------------------------

    (a) Financial Statements of Business Acquired and Lycos, Inc. Pro Forma Condensed Consolidated Financial Information


                               TABLE OF CONTENTS


                                                                                                   PAGE
                                                                                                  --------
WhoWhere?, Inc. Financial Statements

Condensed Balance Sheet at July 31, 1998 (unaudited)..............................................   F-1

Condensed Statements of Operations for the seven months ended July 31, 1998
   and 1997 (unaudited)...........................................................................   F-2

Condensed Statements of Cash Flows for the seven months ended July 31, 1998
   and 1997 (unaudited)...........................................................................   F-3

Notes to Consolidated Financial Statements........................................................   F-5

Lycos, Inc. Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet at
   July 31, 1998..................................................................................   F-9
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
   year ended July 31, 1998.......................................................................   F-10
Notes to the Unaudited Pro Forma Condensed Consolidated Financial
   Information....................................................................................   F-11

                                WHOWHERE?, INC.

                           CONDENSED BALANCE SHEETS

                                (IN THOUSANDS)


                                                                  JULY 31, 1998
                                                                  -------------
                                     ASSETS                        (UNAUDITED)
Current assets:
  Cash and cash equivalents                                          $  2,004
  Accounts receivable, net of allowance
    for doubtful accounts of $223 at July 31, 1998                      2,472
  Prepaid expenses                                                        316
  Other current assets                                                    107
                                                                -------------
          Total current assets                                          4,899

Property and equipment, net                                             3,129
Intangible assets, net                                                  1,085
Notes receivable from founders, including interest                        648
                                                                -------------
          Total assets                                               $  9,761
                                                                =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                                   $  1,265
 Borrowings under bank line of credit                                   1,499
 Accounts payable                                                         843
 Accrued expenses                                                       2,325
 Current portion of capital leases                                        159
                                                                -------------
          Total current liabilities                                     6,091

Non current portion of capital lease obligations                          196
Long-term debt                                                          2,105

Commitments

Stockholders' equity:
 Preferred stock,
 Series A convertible preferred stock                                   3,687
 Series B convertible preferred stock                                   9,884
 Common stock                                                             326
 Accumulated deficit                                                  (12,528)
                                                                -------------
          Total stockholders' equity                                    1,369
                                                                -------------
          Total liabilities and stockholders' equity                 $  9,761
                                                                =============


                See accompanying notes to financial statements.

                                WHOWHERE?, INC.

                      CONDENSED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                 SEVEN MONTHS ENDED
                                                      JULY 31,
                                    ------------------------------------------
                                             1998                   1997
                                    -------------------    -------------------
                                                    (UNAUDITED)

Advertising revenues                            $ 5,365                $   605

Cost of revenues                                  1,544                    252
                                    -------------------    -------------------
Gross profit                                      3,820                    353

Operating expenses:
 Product development                              2,059                    527
 Sales and marketing                              4,003                  1,356
 General and administrative                       2,562                    759
 Amortization of intangibles                        542                      -
                                    -------------------    -------------------
Total operating expenses                          9,167                  2,642
                                    -------------------    -------------------

Operating loss                                   (5,347)                (2,289)

Interest and other expense                          129                     22
Interest income                                    (225)                   (39)
                                    -------------------    -------------------
Net loss                                         (5,444)               $(2,306)
                                    ===================    ===================



                See accompanying notes to financial statements.

                                WHOWHERE?, INC.

                      CONDENSED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                                 SEVEN MONTHS ENDED
                                                                       -----------------------------------
                                                                        JULY 31, 1998       JULY 31, 1997
                                                                       --------------      ---------------
                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net loss                                                                   $(5,444)               $(2,306)
Adjustments to reconcile net loss to net cash
 used in operating activities:
 Depreciation and amortization                                               1,145                    124
 Accrued interest on notes receivable from founders                            (20)                     -
 Changes in operating assets and liabilities:
  Accounts receivable                                                       (1,576)                  (206)
  Prepaid expenses and other current assets                                   (225)                   (66)
  Notes receivable from founders                                                 -                      -
  Accounts payable                                                             435                    152
  Accrued expenses                                                           1,696                     79
                                                                       -----------            -----------
Cash used in operating activities                                           (3,989)                (2,223)
                                                                       -----------            -----------

INVESTING ACTIVITIES
Purchases of property and equipment                                         (2,377)                  (586)
                                                                       -----------            -----------
Cash used in investing activities                                           (2,666)                  (586)
                                                                       -----------            -----------

FINANCING ACTIVITIES
Payments on capital lease obligations                                          (86)                   197
Payments on long term debt                                                    (289)                     -
Proceeds from bank line of credit                                              171                  1,800
Proceeds from long-term debt                                                   527                      -
Proceeds from issuance of notes receivable                                   2,650                      -
Proceeds from issuance of common stock                                         189                      -
                                                                       -----------            -----------
Cash provided by financing activities                                        3,450                  1,997
                                                                       -----------            -----------

Net decrease in cash and cash equivalents                                   (3,205)                  (812)
Cash and cash equivalents at beginning of period                             5,209                  2,033
                                                                       -----------            -----------
Cash and cash equivalents at end of period                                 $ 2,004                $ 1,221
                                                                       ===========            ===========

                                WHOWHERE?, INC.

                                 (IN THOUSANDS)

                                                                    SEVEN MONTHS ENDED
                                                              ------------------------------
                                                              JULY 31, 1998    JULY 31, 1997
                                                              -------------    -------------
                                                                       (UNAUDITED)
SUPPLEMENTAL SCHEDULE OF NON CASH FINANCING ACTIVITIES

Equipment acquired under capital leases                          $      -        $     287
                                                               ==========      ===========

SUPPLEMENTAL CASH FLOW DISCLOSURE

Cash paid for interest                                           $    156        $      29
                                                               ==========      ===========

                See accompanying notes to financial statements.

                                WHOWHERE?, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY AND BASIS OF PRESENTATION

  WhoWhere?, Inc. ("WhoWhere" or the "Company"), formerly Parsec Communications, was formed in 1995. The Company is a leading online global communications directory of people and business information from around the world, including e-mail address, telephone listings, business URLs and personal home-page listing presented in English, French, and Spanish. The Company's goal is to develop and offer network-based services that help people and businesses from across the world find, communicate, and collaborate with one another on the World Wide Web. The Company derives a substantial portion of its revenue from selling advertisements on its Web Sites to customers in various industries.

  The unaudited balance sheet as of July 31, 1998, and the unaudited statements of operations, changes in stockholders' equity and cash flows for the seven month periods ended July 31, 1998 and 1997, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments (consisting primarily of normal recurring adjustments) considered necessary for a fair presentation of the results of these interim periods. Operating results for the seven month period ended July 31, 1998, are not necessarily indicative of the results of the entire year.

  On August 13, 1998, the Company merged with Lycos, Inc. (See Note 7.)

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

  The Company considers investments in highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's cash and cash equivalents are primarily invested in money market accounts with major financial institutions. The fair value of money market accounts approximate their carrying value at July 31, 1998.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost, net of accumulated amortization and depreciation. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the asset, generally three years. Leasehold improvements and equipment purchased under capital leases are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term. Amortization on capital leases is included in depreciation expense. Property and equipment, at cost, consist of the following (in thousands):

                                                     JULY 31, 1998
                                                    ---------------
Computer hardware and software                              $ 3,203
Furniture and fixtures                                          297
Leasehold improvements                                           76
Leased computer equipment                                       600
                                                    ---------------
                                                              4,176
Less accumulated depreciation and amortization               (1,047)
                                                    ---------------
                                                            $ 3,129
                                                    ===============


Stock-Based Compensation

  The Company has elected to continue to use the intrinsic value method of accounting for stock-based compensation, as permitted by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), and thus recognizes no compensation expense for options granted with exercise prices that are not less than the fair value of the Company's common stock on the date of grant.

                                WHOWHERE?, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS


REVENUE RECOGNITION

  Advertising revenues are derived principally from short-term advertising contracts in which the Company guarantees a minimum number of impressions (a view of an advertisement by a consumer) for a fixed fee. Advertising revenues are recognized ratably over the term of the contract provided that the Company does not have any significant remaining obligations and collection of the resulting receivable is probable. To the extent minimum guaranteed impression levels are not met, the Company defers recognition of the corresponding revenues until guaranteed levels are achieved.

  Advertising revenues are also derived from revenue sharing agreements for advertising sold by third parties on cobranded Internet sites. Revenues from the sale of certain advertising space are shared with third parties pursuant to the terms of certain agreements. To date, amounts allocable to third parties have not been significant.

  Consulting and other revenues consist primarily of consulting revenue generated by assisting other entities setting up web pages and consulting on directory content and technology for those other entities. Consulting revenue is recognized when the services are performed.

ADVERTISING

  Costs related to advertising are expenses as incurred. Advertising expense for the years ended July, 1998 and 1997 was $1,434,416 and $259,758 respectively. The Company has not incurred any significant direct response advertising costs to date.

CONCENTRATION OF CREDIT RISK

  Financial instruments that potentially subject the Company to concentration of credit risk consist principally of trade receivables. The Company performs ongoing evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for credit losses, and such losses have been within management's expectations. Revenues derived from customers outside the Untied States have not been significant.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, adoption in 1998 will have no impact on the Company's net loss or stockholders' equity.

  In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", which established guidelines for the accounting for the costs of all computer software developed or obtained for internal use. The Company is required to adopt SOP 98-1 effective
July 1, 1999. The adoption of SOP 98-1 is not expected to have a material impact on the Company's consolidated financial statements.

  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." The statement is effective for fiscal years beginning after December 15, 1998. The statement requires costs of start-up activities and organization costs to be expensed as incurred. The Company is required to adopt SOP 98-5 effective August 1, 1999. The adoption of SOP 98-5 is not expected to have a material impact on the Company's consolidated financial statements.


2. ACQUISITION

  In October 1997, the Company acquired certain net assets of Angelfire, Inc. ("Angelfire") for approximately $2,720,000 in cash and notes payable (see Note
4). Angelfire provides personal home page capabilities for Internet users. The acquisition has been accounted for by the purchase method of accounting and accordingly, the accompanying financial statements include the results of Angelfire subsequent to the acquisition date.

  The purchase included tangible net assets of $62,000 and in-process purchased technology of $797,000 at fair market value. The remaining purchase price of $1,861,000 is being amortized over the estimated useful lives of the intangible assets acquired of two years. The Company determined the amounts to be allocated to developed and in-process technology based on whether technological feasibility had been achieved (as defined and utilized by the Company in assessing software capitalization) and whether there was any alternative future use for the technology. Other considerations included the time and cost to complete each project, anticipated gross profit, and associated risks which included the inherent difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes to future target markets. The Company concluded that the in-process technology had no alternative future use after taking into consideration the potential for usage of the technology in different products, resale of the technology and internal usage.

  Pro forma information for periods prior to the acquisition have not been presented, because the results of Angelfire's operations were not material to the Company's historical results.


3. NOTES RECEIVABLE FROM STOCKHOLDERS

  In November 1997, the Company received a secured full-recourse promissory note from a stockholder for $2,650,000 in exchange for the issuance of 1,394,737 shares of Series B preferred stock. The note bears interest at 6% per annum and was due in February 1998. The note was repaid in February 1998.

  In December 1997, the Company made a loan to two of the Company's founders in the amount of $250,000 each. The notes bear interest at a rate of 6% per annum, and are secured by shares of common stock of the Company. The notes mature no later than November 2001 and as early as 30 days after a change in control or the consummation of an initial public offering.

4. BANK LINE OF CREDIT AND NOTES PAYABLE

  In May 1997, the Company entered into a convertible note and warrant purchase agreement with various investors which raised approximately $1,425,000. The notes accrued interest at 8% per annum and were converted into 750,000 shares of Series B convertible preferred stock in November 1997 at $1.90 per share.

  The Company has a line of credit with a bank that provides for working capital advances up to $1,500,000 and expires in September 1998. A portion of the borrowings under the line of credit are limited to specified percentages of eligible accounts receivable, as defined, and are collateralized by substantially all the assets of the Company. Borrowings under the line of credit bear interest at the bank's prime rate plus 0.5% (9.0% at July 31, 1998). Under the terms of the line of credit agreement, the Company is required to maintain certain financial covenants. In addition, payment of cash dividends is prohibited without the bank's consent when borrowings are outstanding. At
July 31, 1998, outstanding borrowings under the line of credit were approximately $1,498,675. The Company was out of compliance with certain covenants at the end of the year. The bank has waived these covenants during the period the Company was out of compliance.

  In October 1997, the Company entered into a $1,600,000 credit facility with a leasing company to finance equipment purchases. Amounts outstanding under this credit facility bear interest at an imputed rate of 15.7%, are repayable in 42 equal monthly installments and are collateralized by the underlying property and equipment. At July 31, 1998, the Company has borrowed $1,145,277 under the credit facility.

  In connection with the Company's acquisition of Angelfire, the Company entered into notes payable to the former stockholders in the aggregate principal amount of $2,509,000. The notes earn interest at a rate of 7% compounded annually and are subordinate to outstanding borrowings under the Company's $1,5000,000 line of credit with a bank. The principal and accumulated interest on the notes is due in three remaining installments as follows: $1,000,000, $1,000,000 and $500,000 in 1998, 1999 and 2000, respectively. For the seven months ended
July 31, 1998, $289,000 was repaid under these notes.

                                WHOWHERE?, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS


5. COMMITMENTS

Capital Leases

  The Company leases certain property and equipment under noncancelable lease agreements that are accounted for as capital leases. Property and equipment at July 31, 1998 include assets under capital leases of approximately $600,000. Accumulated amortization related to leased assets at July 31, 1998 was $293,500.

Operating Leases
  The Company leases its corporate offices under a noncancelable lease that expires December 31, 2002.

Future minimum lease payments are as follows (in thousands):

                                                    CAPITAL          OPERATING
                                                    LEASES            LEASES
                                                  ------------     ------------
Years ending July 31:
     1999                                         $        175     $        409
     2000                                                  159              368
     2001                                                   58              384
     2002                                                    -              398
     2003                                                    -              170
                                                  ------------     ------------
Total minimum lease and principal
  payments, respectively                                   392           $1,729
                                                                   ============
Amount representing interest                                37
                                                  ------------
Present value of future lease payments                     355
Current portion of capital lease obligations               159
Noncurrent portion of capital lease obligations   ------------
                                                  $        196
                                                  ============

  Rent expense under noncancellable operating leases was $343,863 and $132,654 for the seven months ended July 31, 1998 and 1997, respectively.

6. CONCENTRATIONS OF OTHER RISKS

  The Company currently uses one vendor to supply customer activity information that is required for timely revenue recognition and customer billing on certain customer contracts. If this vendor were to experience supply constraints or financial difficulties, the Company could experience difficulties in the timely recognition of revenue and customer billing for certain contracts.

7. SUBSEQUENT EVENTS (UNAUDITED)

  On August 7, 1998, WhoWhere?, Inc., ("the Company") entered into an Agreement and Plan of Merger (the "Agreement") by and among Lycos, Inc., What Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lycos, Inc. ("WWAC"), the Company and certain shareholders of the Company providing for the merger of WWAC with and into the Company (the "Merger"). On August 13, 1998, the Company completed the closing of the Merger and it became a wholly-owned subsidiary of Lycos, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  ------------------------------------------------------------------

    (b)  Pro forma Financial Information

  In August 1998, the Company acquired WhoWhere? Inc. ("WhoWhere?"), for approximately $145.9 million including acquisition costs. See Note 4 to the Company's Consolidated Financial Statements for the year ended July 31, 1998 filed on Form 10-K with the Securities and Exchange Commission.

  The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") for the year ended July 31, 1997 gives effect to the acquisition of WhoWhere? as if it had occurred on August 1, 1997. The Pro Forma Statements of Operations are based on historical results of operations of the Company and WhoWhere? for the year ended July 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of WhoWhere? as if the acquisition had occurred on that date. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

  The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of WhoWhere?, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of WhoWhere? been effected on August 1, 1997.

                                  LYCOS, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)




                                              JULY 31,  1998       JULY 31, 1998         PRO FORMA            PRO FORMA
                                                 LYCOS, INC.      WHOWHERE? INC.        ADJUSTMENTS          AS ADJUSTED
                                             -----------------   -----------------   -----------------    -----------------
ASSETS
------
Cash and cash equivalents                       $153,728               $2,004              $ (1,841)(b)       $153,891
Accounts receivable, net                          10,958                2,472                                   13,430
License fees receivable                           30,224                   --                                   30,224
Other current assets                               5,886                  423                                    6,309
                                             -----------            ---------            ----------         ----------
  Current assets                                 200,796                4,899                (1,841)           203,854
Property, plant, and equipment, net                3,960                3,129                                    7,089
Other non current assets                          44,002                1,733               136,865 (a)        182,600
                                             -----------            ---------            ----------         ----------
  Total assets                                  $248,758               $9,761              $135,024           $393,543
                                             ===========            =========            ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Accounts payable and accrued expenses           $ 22,462               $6,091              $   (159)(b)       $ 28,394
Deferred revenues                                 30,731                   --                                   30,731
Other current liabilities                            682                   --                                      682
                                             -----------            ---------            ----------         ----------
  Current liabilities                             53,875                6,091                  (159)            59,807
Non current liabilities                           26,196                2,301                (1,682)(b)         26,815
Stockholders' equity                             168,687                1,369               136,865 (a)        306,921
  Total liabilities and                      -----------            ---------            ----------         ----------
   stockholders' equity                         $248,758               $9,761              $135,024           $393,543
                                             ===========            =========            ==========         ==========

                                   LYCOS INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

                                                     TWELVE MONTHS ENDED
                                        ------------------------------------------
                                            JULY 31, 1998          JULY 31, 1998
                                        -------------------    -------------------          PRO FORMA              PRO FORMA
                                             LYCOS, INC.          WHOWHERE?, INC.          ADJUSTMENTS            AS ADJUSTED
                                        -------------------    -------------------    -------------------    -------------------
Revenues                                $        56,060         $        6,984         $                      $       63,044
Cost of revenues                                 13,405                  2,041                                        14,554
                                        ---------------         --------------         --------------         --------------
     Gross profit                                42,655                  4,943                                        48,490
Operating expenses:
  Research and development                        9,478                  2,729                                        12,207
  In process research and
   development                                   92,479                    797                                        92,036
  Sales and marketing                            35,036                  5,497                                        40,533
  General and administrative                      5,631                  4,226                                         9,857
  Amortization of intangible assets               2,132                     --                 27,373 (a)             29,505
                                        ---------------         --------------         --------------         --------------
     Total operating expenses                   142,624                 13,249                 27,373                184,138
Operating loss                                  (99,969)                (8,306)               (27,373)              (135,648)
Interest income (expense)                         3,052                   (201)                   201 (b)              3,052
                                        ---------------         --------------         --------------         --------------
Net loss                                $       (96,917)        $       (8,507)        $      (27,172)        $     (132,596)
                                        ===============         ==============         ==============         ==============

Basic net loss per share                $         (3.13)                                                      $        (3.82)(c)
                                        ===============                                                       ==============
Weighted average shares used in
 computing basic net loss
 per share                                   30,932,982                                                           34,703,236 (d)
                                        ===============                                                       ==============

                                  LYCOS, INC.

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



(1)  Pro Forma Adjustments and Assumptions

     (a) The Company acquired WhoWhere?, Inc. for approximately $158.2 million in August 1998, including costs of acquisition, of which approximately $146.9 million was allocated to intangible assets. Goodwill and other intangible assets and developed technology will be amortized over a period of 5 years. The Pro Forma adjustments reflect twelve months of amortization expense for the year ended July 31, 1998, assuming the transaction had occurred on August 1, 1997. The value of the intangible assets at August 1, 1997 would have been approximately $146.0 million. Based on preliminary estimates, approximately $10 million to $20 million of the purchase price will be allocated to in-process research and development expense, which will be charged to operations during the quarter ending October 31, 1998. For the purposes of this presentation, $20 million was used ad the in-process research and development expense. This amount has not been reflected in the Pro Forma Statements of Operations.

     The write-off of purchased in process research and development represents the amount of the purchase price of the acquisitions allocated to incomplete research and development projects. This allocation represents the estimated fair value based on risk adjusted cash flows related to the incomplete products. The acquired in-process research and development represents engineering and test activities associated with the introduction of new enhanced services and information systems. Since these projects had not yet reached technological feasibility and have no alternative future uses, there can be no guarantee as to the achievability of the projects or the ascribed value. Accordingly, these costs were expensed upon acquisition.

     The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of WhoWhere? at July 31, 1998, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (August 13, 1998). Assuming the transaction had occurred on July 31, 1998, the allocation would have been as follows (in thousands);

                                                WHOWHERE?, INC.
                                                ---------------
Assets acquired;
  Cash and cash equivalents...............        $  2,004
  Accounts receivable, net................           2,472
  Property, plant and equipment...........           3,129
  Other assets............................           2,156
  In-process research and development.....          20,000
  Goodwill and other intangible assets....         136,865
Liabilities assumed.......................          (8,392)
                                               -----------
  Purchase price..........................        $158,234
                                               ===========

   The Pro Forma adjustment reconciles the historical balance sheet of WhoWhere? at July 31, 1998 to the allocated purchase price assuming the transaction had occurred on July 31, 1998.

   (b) Retirement of debt and retirement of capital leases immediately upon closing by Lycos.

   (c) The pro forma basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that the 3,770,254 shares of the Company's common stock issued in its acquisition were outstanding for the entire period.

   (d) The pro forma basic net adjustment assumes the conversion of shares of WhoWhere? Common stock upon acquisition of WhoWhere? by Lycos.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------  ------------------------------------------------------------------

   (c)  Exhibits

        2.1 Agreement and Plan of Merger dated as of August 7, 1998 by and among Lycos, Inc.,
             What Acquisition Corp. and WhoWhere, Inc.*

       20.1 WhoWhere?, Inc. audited financial statements as of December 31, 1997, 1996 and 1995.

       23.1  Consent of Ernst and Young L.L.P., Independent Accountants.


* Previously filed with Form 8-K dated August 13, 1998.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   LYCOS, INC.


Date:  October 27, 1998            By: /s/ Edward M. Philip
                                       -----------------------
                                       Edward M. Philip
                                       Chief Operating Officer and
                                       Chief Financial Officer
                                       (Principal Financial and Accounting
                                       Officer,
                                       Authorized Officer)